FOR RELEASE February 8, 2008

Contact:
Lawrence Pemble
Judy Zakreski
Chindex International, Inc.
(301) 215-7777

CHINDEX INTERNATIONAL, INC.

ANNOUNCES RESULTS FOR THE QUARTER AND NINE MONTHS ENDED DECEMBER 31, 2007

BETHESDA, MARYLAND – February 8, 2008 - Chindex International, Inc. (NASDAQ: CHDX), an independent American provider of Western healthcare services and products in the People’s Republic of China, today announced profitable results for the quarter and nine months ended December 31, 2007, including a 473% increase and a 206% increase respectively, in net income.

Revenue for the quarter ended December 31, 2007 was $36.0 million, a 19% increase over revenue of $30.3 million in the quarter ended December 31, 2006. Net income from continuing operations for the quarter ended December 31, 2007 was $3.9 million, or earnings per basic share on continuing operations of $0.50. This compares to a net income from continuing operations of $0.7 million, or earnings per basic share on continuing operations of $0.10 for the quarter ended December 31, 2006.

Revenue for the nine months ended December 31, 2007 was $95.4 million, a 17% increase over revenue of $81.2 million in the nine months ended December 31, 2006. Net income from continuing operations for the nine months ended December 31, 2007 was $6.3 million, or earnings per basic share on continuing operations of $0.85. This compares to a net income from continuing operations of $2.3 million, or earnings per basic share on continuing operations of $0.34 for the nine months ended December 31, 2006.

As a result of an equity financing transaction entered into during the quarter, the Company’s balance sheet as of December 31, 2007 strengthened to show cash, cash equivalents and restricted cash of $58.0 million, total assets of $115.1 million, a current ratio of 3.3:1 and stockholders’ equity of $49.2 million.

Roberta Lipson, Chindex CEO commented on the results for the quarter: “Our continuing top and bottom line performance on a consolidated basis this quarter was again led by an increase in the profitability of our Healthcare Services division. This was fueled by continued growth in inpatient and outpatient results in both the Beijing and Shanghai markets. Our development program for new United Family Healthcare facilities in Guangzhou and Beijing is entering a new phase. Since our last quarterly report, we have completed a series of equity and debt financings that will provide us with $105 million in total financing. We are currently implementing our market entry program in Guangzhou with the commencement of construction of an outpatient clinic center, and moving forward the initial phases of our main hospital facility development program. We were also pleased to announce our active participation in programs related the Olympics to be held in Beijing this summer.”

“The Medical Products division reported profitable results for the quarter due to strong performance in imaging and surgical product categories. The market issues which have been impacting us over the past several quarters have not abated completely, however the pent up demand for imported medical devices which has been accumulating over the past two years is driving sales throughout the country now. Our outlook for the Medical Products division continues to be optimistic. We believe the conditions are aligned for continuing good performance in this division in the future.”

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG, which is the Company’s exclusive distribution partner for the sale and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-six years of experience, 1,000 employees, operations in mainland China and Hong Kong, offices in the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2007, updates and additions to those “Risk Factors” in our interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

# # # #
Financial Summary Attached

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(thousands except share and per share data)
(Unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2007	2006	2007	2006
Product sales	$18,316	$17,628	$47,079	$46,115
Healthcare services revenue	17,695	12,716	48,355	35,124

Total revenue	36,011	30,344	95,434	81,239

Cost and expenses
Product sales costs	13,131	13,700	34,417	34,949
Healthcare services costs	13,724	11,023	37,693	30,020
Selling and marketing expenses	3,153	2,619	8,619	7,205
General and administrative expenses	2,069	1,828	6,792	5,359

Income from continuing operations	3,934	1,174	7,913	3,706
Other (expenses) and income
Interest expense	(198)	(185)	(573)	(571)
Interest income	358	64	500	188
Miscellaneous (expense) income - net	(124)	(7)	(171)	(2)

Income from continuing operations before income taxes	3,970	1,046	7,669	3,321
Provision for income taxes	(76)	(367)	(1,328)	(987)

Net income from continuing operations	3,894	679	6,341	2,334
Loss from discontinued operations	0	0	(0)	(264)

Net income	$3,894	$679	$6,341	$2,070

Net income (loss) per common share — basic
Continuing operations	$.50	$.10	$.85	$.34

Discontinued operations	(.00)	(.00)	(.00)	(.04)

Net income	$.50	$.10	$.85	$.30

Weighted average shares outstanding — basic	7,722,607	6,880,642	7,463,346	6,787,848

Net income (loss) per common share — diluted
Continuing operations	$.42	$.09	$.73	$.31

Discontinued operations	(.00)	(.00)	(.00)	(.04)

Net income	$.42	$.09	$.73	$.27

Weighted average shares outstanding — diluted	9,417,565	7,609,578	8,691,892	7,611,422

CONSOLIDATED CONDENSED BALANCE SHEETS
(thousands except share data)

	December 31, 2007
	(Unaudited)	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$56,358	$9,106
Restricted cash	1,640	1,590
Trade accounts receivable, less allowance for doubtful accounts of $3,640 and $2,827, respectively
Product sales receivables	13,697	13,133
Patient service receivables	7,686	6,104
Inventories	9,800	7,835
Deferred income taxes	3,659	2,463
Other current assets	3,682	3,153

Total current assets	96,522	43,384
Property and equipment, net	17,342	18,482
Long-term deferred income taxes	95	607
Other assets	1,156	434

Total assets	$115,115	$62,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$26,092	$22,877
Short-term portion of capitalized leases	33	36
Short-term debt and vendor financing	1,038	2,710
Income taxes payable	2,142	629

Total current liabilities	29,305	26,252
Long-term portion of capitalized leases	33	58
Long-term debt and vendor financing	36,594	8,679

Total liabilities	65,932	34,989

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 28,200,000 shares authorized, including 3,200,000 designated Class B:
Common stock – 7,151,011 and 6,332,345 shares issued and outstanding at December 31, 2007 and March 31, 2007, respectively	72	63
Class B stock – 775,000 shares issued and outstanding at December 31, 2007 and March 31, 2007, respectively	8	8
Additional paid in capital	53,658	38,947
Accumulated other comprehensive income	310	106
Accumulated deficit	(4,865)	(11,206)

Total stockholders’ equity	49,183	27,918

Total liabilities and stockholders’ equity	$115,115	$62,907

SEGMENT INFORMATION

The Company operates in two businesses: Healthcare Services and Medical Products. The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes, not including foreign exchange gains or losses. The following segment information has been provided per Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information:”

	Healthcare Services		Medical Products	Total

As of December 31, 2007:

Assets	$84,000,000		$31,115,000	$115,115,000
For the three months ended December 31, 2007:

Sales and service revenue	$17,695,000		$18,316,000	$36,011,000
Gross Profit	n/a	*	5,185,000	n/a
Gross Profit %	n/a	*	28%	n/a
Income from continuing operations before foreign exchange	$3,220,000		$197,000	$3,417,000
Foreign exchange gain				517,000

Income from continuing operations				$3,934,000
Other income, net				36,000

Income from continuing operations before income taxes				$3,970,000

	Healthcare Services		Medical Products	Total

As of March 31, 2007:

Assets	$34,129,000		$28,778,000	$62,907,000
For the three months ended December 31, 2006:

Sales and service revenue	$12,716,000		$17,628,000	$30,344,000
Gross Profit	n/a	*	3,928,000	n/a
Gross Profit %	n/a	*	22%	n/a
Income (loss) from continuing operations before foreign exchange	$1,122,000		$(74,000)	$1,048,000
Foreign exchange loss				126,000

Income from continuing operations				$1,174,000
Other(expense), net				(128,000)

Income from continuing operations before income taxes				$1,046,000

	Healthcare Services		Medical Products	Total

As of December 31, 2007:

Assets	$84,000,000		$31,115,000	$115,115,000
For the nine months ended December 31, 2007:

Sales and service revenue	$48,355,000		$47,079,000	$95,434,000
Gross Profit	n/a	*	12,662,000	n/a
Gross Profit %	n/a	*	27%	n/a
Income (loss) from continuing operations before foreign exchange	$8,057,000		($1,003,000)	$7,054,000
Foreign exchange gain				859,000

Income from continuing operations				$7,913,000
Other (expense), net				(244,000)

Income from continuing operations before income taxes				$7,669,000

	Healthcare Services		Medical Products	Total

As of March 31, 2007:

Assets	$34,129,000		$28,778,000	$62,907,000
For the nine months ended December 31, 2006:

Sales and service revenue	$35,124,000		$46,115,000	$81,239,000
Gross Profit	n/a	*	11,166,000	n/a
Gross Profit %	n/a	*	24%	n/a
Income from continuing operations before foreign exchange	$3,405,000		$104,000	$3,509,000
Foreign exchange gain				197,000

Income from continuing operations				$3,706,000
Other (expense), net				(385,000)

Income from continuing operations before income taxes				$3,321,000

* Gross profit margins are not routinely calculated in the healthcare industry.